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                                                                Exhibit 4.3(a)

                          COMMUNITY BANKSHARES, INC.
                                      AND
                       THE FIRST NATIONAL BANK OF BOSTON
                                 RIGHTS AGENT

                                 AMENDMENT TO

                 RIGHTS AGREEMENT DATED AS OF OCTOBER 31, 1989


     Reference is made to the Rights Agreement dated as of October 31, 1989 between Community Bankshares, Inc. and The First National Bank of Boston, Rights Agent (the "Agreement").

     In consideration of the premises and the mutual agreements herein set forth, the parties agree to amend the Agreement, effective March 24, 1997, as follows:

     Section 1(a) of the Agreement is amended by adding the following new Clause (E):

               (E)  CFX Corporation

and substituting the letter "(E)" for the letter "(D") in the sentence that currently reads "The Persons described in clauses (A) through (D) above are referred to herein as "Exempt Persons."


[Seal]                                   COMMUNITY BANKSHARES, INC.


Attest:                                  By: _____________________________
                                             Douglas Crichfield
By: __________________________               President and Chief
    Secretary                                Executive Officer



[Seal]                                   THE FIRST NATIONAL BANK OF
                                         BOSTON.


Attest:                                  By: _____________________________
                                             Its
By: ___________________________
    Secretary